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                                  EXHIBIT 99.2

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                                 WESTERN BANCORP


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PRESS RELEASE
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Western Bancorp (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contact: Julius G. Christensen
                  Executive Vice President,
                  General Counsel and Secretary
Phone:            949/863-2459
Fax:              949/757-5844


                              FOR IMMEDIATE RELEASE

           WESTERN BANCORP SETS ANNUAL MEETING FOR SEPTEMBER 29, 1999

July 15, 1999

         Western Bancorp ("Western") today announced that its annual meeting has been scheduled for September 29, 1999, at which meeting Western's shareholders will consider, among other things, the principal terms of the proposed merger of Western with U.S. Bancorp. Western must receive shareholder proposals by July 26, 1999 in order for the proposal to be included in the proxy materials that will be mailed to Western shareholders. Western expects to mail proxy materials to its shareholders by the end of August 1999.

FORWARD-LOOKING STATEMENTS

         This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things, Western's ability to obtain all requisite approvals and otherwise complete the merger with U.S. Bancorp.







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